Exhibit 99.1

July 31, 2019

Gardner Denver Reports Second Quarter 2019 Results

•	Revenues of $629 million, down 3% from the prior year excluding the impact of foreign exchange (“FX”)
•	Reported net income of $45 million, down 26% from the prior year, and adjusted net income of $90 million, down 3% from the prior year
•	Adjusted EBITDA of $148 million, down 6% from the prior year excluding the impact of FX, with a margin of 23.5%
•	Free cash flow of $51 million yielding free cash flow to reported net income conversion of 113%
•	Positive revenue growth and triple digit basis point Adjusted EBITDA margin expansion in both the Industrials and Medical segments; offset by double digit percentage revenue decline in Energy segment
•	Due to revised expectations for upstream Energy, updating full year 2019 Adjusted EBITDA guidance to a range of $610 million to $630 million
•	Pending transaction with Ingersoll Rand’s Industrial segment on track to close by early 2020 with continued confidence in achieving $250 million cost synergy target

Milwaukee, WI (July 31, 2019) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today second quarter 2019 results.

Second quarter revenues of $629 million were down 6% compared to the prior year and down 3% excluding the impact of FX.  Net income in the quarter was $45 million, or $0.21 per share based on diluted share count of 209 million, compared to prior year net income of $60 million, or $0.29 per share based on diluted share count of 210 million.  Adjusted net income decreased 3% to $90 million, or $0.43 per share, compared to $92 million, or $0.44 per share, in the prior year.  Adjusted EBITDA was $148 million, down 9% compared to the prior year.  Adjusted EBITDA as a percentage of revenues decreased 70 basis points to 23.5% as compared to 24.2% in the prior year.  Second quarter net debt to Adjusted EBITDA leverage remained at 2.0x, consistent with the level from the first quarter of 2019.

Business Trends

“The second quarter was a solid quarter of execution as the teams remain focused on our simple four-point strategy and utilizing the principles of the Gardner Denver Execution Excellence process (“GDX”) to drive results,” said Vicente Reynal, Chief Executive Officer.  “The market continues to experience macro-economic noise including a downturn in the upstream Energy market, FX, tariffs and industrial market concerns.  Despite these headwinds, both our Industrials and Medical segments drove positive growth and triple digit basis point margin expansion for the third consecutive quarter.”

“Our Industrials segment continues to deliver solid commercial performance with Americas and Europe generating positive FX-adjusted orders growth offset by negative performance in Asia Pacific due to the timing of a large Runtech order placed in the previous year.  The segment continues to benefit from growth in niche products, such as oil-free compressors and blowers, as well as strong margin and EBITDA performance due to operational efficiency initiatives, such as Innovate-to-Value (“i2V”),” continued Reynal.  “In the Energy segment, the upstream market continues to experience a challenging environment.  Lower global demand for oil and gas, coupled with limited market visibility, is creating a slowdown in demand for both original equipment and associated aftermarket parts and services.  Given current trends and short term market visibility, we expect the operating environment in the second half of this year to be comparable to what we experienced in the second quarter.  As a result, we are expecting upstream energy revenues to be down approximately 30% for the total year, and while margin performance should continue to be healthy, we are actively taking prudent cost actions to ensure solid profitability.  The mid and downstream businesses experienced low single digit FX-adjusted revenue declines that were expected given the strong double digit growth seen in the first quarter.  However, both orders and revenue sequentially improved from the first quarter and book-to-bill was in excess of 1.0 as we see an active and growing funnel for projects.  In the Medical segment, continued penetration of the gas and liquid pump markets with new innovation led to double digit FX-adjusted revenue growth and 260 basis points of Adjusted EBITDA margin expansion.  We are excited by the recently announced acquisition of Oina, which brings differentiated technology in the peristaltic pump market to the portfolio, and will benefit from the Medical team’s established global commercial and operational footprint.”

“From a balance sheet perspective, I continue to be pleased with our working capital management and overall cash generation progress,” added Reynal.  “Working capital as a percent of sales remained relatively flat to prior year despite the slowdown in upstream Energy and our free cash flow conversion was in excess of 100% as the teams continue to show a strong capital allocation discipline.”

Second quarter 2019 performance:

Industrials

-	Orders of $323 million, down 4% compared to the prior year, and flat excluding the impact of FX
-	Revenues of $334 million, up 2% compared to the prior year, and up 5% excluding the impact of FX
-	Revenues of $334 million, up 2% compared to the prior year, and up 5% excluding the impact of FX
-	Revenues of $334 million, up 2% compared to the prior year, and up 5% excluding the impact of FX
-	Segment Adjusted EBITDA margin of 22.9%, up 130 basis points from 21.6% in the prior year, driven by the impacts of growth, targeted cost actions and operational excellence initiatives

Energy

-	Orders of $207 million, down 32% compared to the prior year, and down 30% excluding the impact of FX
-	Upstream Energy orders of $98 million, down 35% compared to the prior year
-	Revenues of $223 million, down 18% compared to the prior year, and down 17% excluding the impact of FX
-	Upstream Energy revenues of $120 million, down 26% compared to the prior year
-	Segment Adjusted EBITDA of $56 million, down 29% from $80 million in the prior year
-	Segment Adjusted EBITDA margin of 25.3%, down 390 basis points from 29.2% in the prior year, driven largely by the declines in the upstream business

Medical

-	Orders of $76 million, up 5% compared to the prior year, and up 9% excluding the impact of FX
-	Revenues of $72 million, up 8% compared to the prior year, and up 12% excluding the impact of FX
-	Segment Adjusted EBITDA of $21 million, up 19% from $18 million in the prior year
-	Segment Adjusted EBITDA margin of 29.7%, up 260 basis points from the prior year, driven primarily by strong organic volume growth and operational efficiencies

2019 Guidance and Outlook

“Given the revised expectations for upstream Energy, we are updating our full year 2019 Adjusted EBITDA guidance to a range of $610 million to $630 million,” stated Reynal.  “The revised guidance range does not change any of our prior expectations for the remainder of the businesses and we continue to expect free cash flow conversion to be in excess of 100% for the balance of the year.”

“With regards to the pending transaction with Ingersoll Rand’s Industrial segment, the teams continue to make solid progress in meeting the early 2020 closing timeline.  The US antitrust waiting period expired in late June with no further inquiries and the international process is currently underway.  In addition, the teams are making strong progress on integration planning and I feel confident in our ability to deliver the $250 million target for cost synergies.”

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the second quarter of 2019 on Thursday, August 1, 2019 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at https://investors.gardnerdenver.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Business Trends” and “2019 Guidance and Outlook" sections of this press release. You can identify these forward-looking statements by the use of words such as "outlook," “guidance,” "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses.  Gardner Denver supports its customers through its global geographic footprint of 41 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,800 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in millions, except per share amounts) (Unaudited)

	For the Three Month		For the Six Month
	Period Ended		Period Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$629.1	$668.2	$1,249.4	$1,287.7
Cost of sales	394.7	418.9	784.5	806.6
Gross Profit	234.4	249.3	464.9	481.1
Selling and administrative expenses	103.6	115.8	211.3	222.6
Amortization of intangible assets	30.9	31.5	62.3	62.4
Other operating expense, net	25.3	0.6	36.4	4.9
Operating Income	74.6	101.4	154.9	191.2
Interest expense	22.4	26.1	44.8	52.1
Loss on extinguishment of debt	0.2	0.2	0.2	0.2
Other income, net	(1.2)	(2.4)	(2.5)	(4.5)
Income Before Income Taxes	53.2	77.5	112.4	143.4
Provision for income taxes	8.3	17.2	20.3	40.7
Net Income	$44.9	$60.3	$92.1	$102.7
Basic earnings per share	$0.22	$0.30	$0.45	$0.51
Diluted earnings per share	$0.21	$0.29	$0.44	$0.49

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions, except share and per share amounts) (Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$317.5	$221.2
Accounts receivable, net of allowance for doubtful accounts
of $18.2 and $17.4, respectively	498.6	525.4
Inventories	557.6	523.9
Other current assets	90.2	60.7
Total current assets	1,463.9	1,331.2
Property, plant and equipment, net of accumulated depreciation
of $269.1 and $250.0, respectively	345.1	356.6
Goodwill	1,284.9	1,289.5
Other intangible assets, net	1,303.8	1,368.4
Deferred tax assets	1.1	1.3
Other assets	195.5	140.1
Total assets	$4,594.3	$4,487.1
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$8.0	$7.9
Accounts payable	331.8	340.0
Accrued liabilities	251.5	248.5
Total current liabilities	591.3	596.4
Long-term debt, less current maturities	1,623.5	1,664.2
Pensions and other postretirement benefits	91.1	94.8
Deferred income taxes	272.9	265.5
Other liabilities	230.2	190.2
Total liabilities	2,809.0	2,811.1
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized;
205,676,965 and 201,051,291 shares issued at June 30, 2019
and December 31, 2018, respectively	2.1	2.0
Capital in excess of par value	2,287.9	2,282.7
Accumulated deficit	(208.4)	(308.7)
Accumulated other comprehensive loss	(258.9)	(247.0)
Treasury stock at cost; 1,752,448 and 2,881,436 shares at June 30, 2019
and December 31, 2018, respectively	(37.4)	(53.0)
Total stockholders' equity	1,785.3	1,676.0
Total liabilities and stockholders' equity	$4,594.3	$4,487.1

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in millions) (Unaudited)

	For the Six Month
	Period Ended June 30,
	2019	2018

Cash Flows From Operating Activities:
Net income	$92.1	$102.7
Adjustments to reconcile net income to net cash
provided by operating activities:
Amortization of intangible assets	62.3	62.4
Depreciation in cost of sales	22.8	22.8
Depreciation in selling and administrative expenses	4.8	5.0
Stock-based compensation expense	13.6	5.2
Foreign currency transaction losses, net	3.7	0.2
Net gain on asset dispositions	(0.3)	(1.2)
Loss on extinguishment of debt	0.2	0.2
Deferred income taxes	6.5	9.2
Changes in assets and liabilities:
Receivables	17.2	43.2
Inventories	(35.0)	(46.8)
Accounts payable	(0.8)	45.3
Accrued liabilities	(0.9)	(42.7)
Other assets and liabilities, net	(56.1)	(11.0)
Net cash provided by operating activities	130.1	194.5
Cash Flows From Investing Activities:
Capital expenditures	(24.7)	(20.9)
Net cash paid in business combinations	(0.5)	(113.6)
Disposals of property, plant and equipment	0.7	3.1
Net cash used in investing activities	(24.5)	(131.4)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(28.8)	(110.5)
Purchases of treasury stock	(17.1)	(9.2)
Proceeds from stock option exercises	32.1	5.2
Payments of contingent consideration	(2.0)	-
Payments of debt issuance costs	(0.3)	-
Net cash used in financing activities	(16.1)	(114.5)
Effect of exchange rate changes on cash and cash equivalents	6.8	(4.1)
Net increase (decrease) in cash and cash equivalents	96.3	(55.5)
Cash and cash equivalents, beginning of period	221.2	393.3
Cash and cash equivalents, end of period	$317.5	$337.8

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND EARNINGS PER SHARE TO
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
 (Dollars in millions, except per share amounts)
 (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2019	2018	2019	2018
Net Income	$44.9	$60.3	$92.1	$102.7
Basic Earnings Per Share (As Reported)	$0.22	$0.30	$0.45	$0.51
Diluted Earnings Per Share (As Reported)	$0.21	$0.29	$0.44	$0.49
Plus:
Provision for income taxes	8.3	17.2	20.3	40.7
Amortization of acquisition related intangible assets	28.2	27.6	56.6	55.6
Restructuring and related business transformation costs	2.0	8.4	6.1	12.9
Acquisition related expenses and non-cash charges	17.1	5.7	18.7	10.3
Expenses related to public stock offerings	-	0.5	-	1.9
Establish public company financial reporting compliance	-	1.1	0.6	1.9
Stock-based compensation	7.1	(0.8)	16.4	1.9
Foreign currency transaction losses (gains), net	0.6	(2.4)	3.7	0.2
Loss on extinguishment of debt	0.2	0.2	0.2	0.2
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	0.6	-	0.9	(0.7)
Minus:
Income tax provision, as adjusted	19.2	25.4	40.5	49.9
Adjusted Net Income	$89.8	$92.4	$169.1	$173.2
Adjusted Basic Earnings Per Share	$0.44	$0.46	$0.84	$0.86
Adjusted Diluted Earnings Per Share[1]	$0.43	$0.44	$0.81	$0.83

Average shares outstanding:
Basic, as reported	203.4	201.8	202.5	201.7
Diluted, as reported	208.9	209.6	208.4	209.8
Adjusted diluted[1]	208.9	209.6	208.4	209.8

1 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED
NET INCOME AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
 (Dollars in millions)
 (Unaudited)

	For the Three Month		For the Six Month
	Period Ended		Period Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income	$44.9	$60.3	$92.1	$102.7
Plus:
Interest expense	22.4	26.1	44.8	52.1
Provision for income taxes	8.3	17.2	20.3	40.7
Depreciation expense	13.5	13.8	27.6	27.8
Amortization expense	30.9	31.5	62.3	62.4
Restructuring and related business transformation costs	2.0	8.4	6.1	12.9
Acquisition related expenses and non-cash charges	17.1	5.7	18.7	10.3
Expenses related to public stock offerings	-	0.5	-	1.9
Establish public company financial reporting compliance	-	1.1	0.6	1.9
Stock-based compensation	7.1	(0.8)	16.4	1.9
Foreign currency transaction losses (gains), net	0.6	(2.4)	3.7	0.2
Loss on extinguishment of debt	0.2	0.2	0.2	0.2
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	0.6	-	0.9	(0.7)
Adjusted EBITDA	$147.6	$161.6	$287.7	$309.8
Minus:
Interest expense	22.4	26.1	44.8	52.1
Income tax provision, as adjusted	19.2	25.4	40.5	49.9
Depreciation expense	13.5	13.8	27.6	27.8
Amortization of non-acquisition related intangible assets	2.7	3.9	5.7	6.8
Adjusted Net Income	$89.8	$92.4	$169.1	$173.2
Free Cash Flow
Cash flows - operating activities	$61.4	$134.3	$130.1	$194.5
Minus:
Capital expenditures	10.6	10.8	24.7	20.9
Free Cash Flow	$50.8	$123.5	$105.4	$173.6

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME BEFORE INCOME TAXES (Dollars in millions) (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2019	2018	2019	2018
Revenue
Industrials	$334.3	$328.7	$652.4	$645.6
Energy	222.8	273.1	455.9	515.3
Medical	72.0	66.4	141.1	126.8
Total Revenue	$629.1	$668.2	$1,249.4	$1,287.7
Segment Adjusted EBITDA
Industrials	$76.6	$71.1	$147.7	$137.9
Energy	56.3	79.7	116.3	147.6
Medical	21.4	18.0	41.4	33.9
Total Segment Adjusted EBITDA	$154.3	$168.8	$305.4	$319.4
Less items to reconcile Segment Adjusted EBITDA to
Income Before Income Taxes:
Corporate expenses not allocated to segments	$6.7	$7.2	$17.7	$9.6
Interest expense	22.4	26.1	44.8	52.1
Depreciation and amortization expense	44.4	45.3	89.9	90.2
Restructuring and related business transformation costs	2.0	8.4	6.1	12.9
Acquisition related expenses and non-cash charges	17.1	5.7	18.7	10.3
Expenses related to public stock offerings	-	0.5	-	1.9
Establish public company financial reporting compliance	-	1.1	0.6	1.9
Stock-based compensation	7.1	(0.8)	16.4	1.9
Foreign currency transaction losses (gains), net	0.6	(2.4)	3.7	0.2
Loss on extinguishment of debt	0.2	0.2	0.2	0.2
Shareholder litigation settlement recoveries	-	-	(6.0)	(4.5)
Other adjustments	0.6	-	0.9	(0.7)
Income Before Income Taxes	$53.2	$77.5	$112.4	$143.4